Exhibit 11.1


                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
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


                                                                         Three Months Ended                    Six Months Ended
                                                                             June 30,                              June 30,
                                                                     --------------------------           --------------------------
                                                                      2000                1999             2000               1999
                                                                     --------           --------          --------          --------

                                                                                  (in thousands, except for per share data)
Basic:
    Net (loss) income applicable to
    common stock                                                     $   (291)          $  7,812          $  3,087          $ 15,062

    Weighted average number of
         common shares outstanding                                     15,778             15,500            15,702            15,466
                                                                     ========           ========          ========          ========

   Basic (loss) net income per share                                 $   (.02)          $    .50          $    .20          $    .97
                                                                     ========           ========          ========          ========

Diluted:
    Net (loss) income applicable to
   common stock                                                      $   (291)          $  7,812          $  3,087          $ 15,062
                                                                     ========           ========          ========          ========
    Weighted average number of
        common shares outstanding                                      15,778             15,500            15,702            15,466
    Weighted average number of
        dilutive common stock equivalents                                  --                260               104               472
                                                                     --------           --------          --------          --------
    Weighted average number of
        common and common equivalent
         shares outstanding                                            15,778             15,760            15,806            15,938
                                                                     ========           ========          ========          ========

   Diluted net (loss) income per share                               $   (.02)          $    .50          $    .20          $    .95
                                                                     ========           ========          ========          ========
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